                                                                    Exhibit 10.3

                       FORM OF EMPLOYMENT, NON-COMPETITION
                              AND PLEDGE AGREEMENT

         This Employment, Non-Competition and Pledge Agreement (this
"AGREEMENT") dated as of _______, 2004 is entered into by and among [Name of
Managing Director] (the "EXECUTIVE"), Greenhill Fund Management Co., LLC
("GREENHILL FUND") and Greenhill & Co., Inc., a Delaware corporation (the
"COMPANY").

         WHEREAS, concurrently with the execution and delivery of this
Agreement, the Company is entering into a Reorganization Agreement and Plan of
Merger (as defined below) pursuant to which (i) the Company will have changed its organizational structure from a limited liability company to a corporation and (ii) the Executive's membership interests in the predecessor limited liability company will have been converted to the Executive's right to receive shares of common stock of the Company, which will materially benefit the
Executive;

         WHEREAS, upon consummation of the transactions contemplated by the
Reorganization Agreement and Plan of Merger, Greenhill Fund desires to secure the continued services and employment of the Executive pursuant to the terms provided for herein; and

         WHEREAS, the Executive acknowledges and agrees that it is essential to the success of Greenhill Fund and the Company that Greenhill Fund and the
Company be protected by non-competition and related protective restrictive agreements as set forth in this Agreement, which the Executive acknowledges and agrees are reasonable and which will not unnecessarily restrict the Executive's professional opportunities should the Executive's employment with Greenhill Fund and its affiliates terminate.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions.

         (a) "ADJUSTED COVERED SHARES" shall have the meaning set forth in
Section 13 of this Agreement.

         (b) "BASE SALARY" shall mean the annual rate of salary provided for in
Section 4 of this Agreement, as adjusted from time to time.

         (c) "BOARD" means the Board of Directors of the Company

         (d) "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which The New York Stock Exchange or other principal stock exchange or quotation system on or through which Shares are then traded is closed.

         (e) "CHANGE IN CONTROL" means the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate or that, in each case, requires shareholder approval under the laws of the Company's jurisdiction of organization, unless immediately following such transaction, either: (i) at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of the Company that were outstanding immediately prior to the transaction (or securities into which the Company's securities were converted or exchanged in such transaction);
or (ii) at least 50% of the members of the board of directors (including directors whose election or nomination was approved by the incumbent directors of the Board) of the company resulting from the transaction were members of the
Board at the time of the Board's approval of the execution of the initial agreement providing for the transaction.

         (f) "COLLATERAL" shall have the meaning set forth in Section 13 of this
Agreement.

         (g) "COMMON STOCK" shall mean the common stock of the Company.

         (h) "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board, or any successor to such committee, or any other committee of the
Board appointed or designated by the Board, in each case, composed of no fewer than two directors each of whom is a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an
"outside director" within the meaning of Section 162(m) of the Internal Revenue
Code of 1986, as amended, and the regulations promulgated thereunder.

         (i) "COMPETITIVE ENTERPRISE" shall have the meaning set forth in
Section 10 of this Agreement.

         (j) "COVERED SHARES" shall mean (A) as of the date hereof, the Original
Covered Shares and (B) as of any other date, the Original Covered Shares or, if an adjustment shall have been made pursuant to Section 13(b) of this Agreement, the Adjusted Covered Shares.

         (k) "DEFAULT" shall have the meaning set forth in Section 13 of this
Agreement.

         (l) "DISABILITY" shall mean the disability of the Executive (i) such that the Executive is considered disabled under any long term disability plan of
Greenhill Fund or the Company, or otherwise (ii) as determined by the
Compensation Committee in its sole discretion.

         (m) "EFFECTIVE DATE" shall have the meaning set forth in Section 2 of this Agreement.

         (n) "EMPLOYMENT TERM" shall have the meaning set forth in Section 2 of this Agreement.

         (o) "EMPLOYMENT TERMINATION DATE" shall have the meaning set forth in
Section 2 of this Agreement.

         (p) "LIQUIDATED DAMAGES AMOUNT" shall mean an amount equal to
$[___](1).

         (q) "ORIGINAL COVERED SHARES" shall mean a number of Shares owned by the Executive determined by dividing the Required Amount by [$___][the IPO per share price].

         (r) "REQUIRED AMOUNT" shall mean $[______].(2)

         (s) "RESTRICTION PERIOD" shall mean the period beginning on the
Effective Date and ending on the earlier of (i) the Executive's death and (ii)
the fifth anniversary of the Effective Date, provided, however, if the
Employment Termination Date occurs prior to such fifth anniversary date, the
Restriction Period shall end on the date that is (A) [one][two](3) year[s]
following the earlier of the Employment Termination Date and Greenhill Fund's
acceptance of a Termination of Employment Notice from the Executive, if applicable, or (B) the Employment Termination Date if the Employment Termination
Date occurs as a result of the Executive's termination of employment by the
Company in connection with the occurrence of a Change in Control. For the purpose of this definition, "in connection with the occurrence of a Change in
Control" shall mean a termination of the Executive's employment by Greenhill
Fund without cause (as

----------

         1 Insert amount applicable to the Executive.

         2 Insert an amount equal to the lesser of (i) the greater of (x) each
MDs pro rata ownership in Greenhill Holdings LLC multiplied by $200 million and
(y) $2 million and (ii) an amount equal to the value of 50% of the Shares owned by the Executive at the time of the IPO.

         3 Two years following termination of employment for MDs who are members of the Management Committee as of the Effective Date, one year following termination of employment for all other MDs.

determined by the Compensation Committee in its sole discretion) within two years following the occurrence of a Change in Control or a termination of
Executive's employment by Greenhill Fund without cause (as determined by the
Compensation Committee in its sole discretion) within six months prior to the occurrence of a Change in Control if the Compensation Committee reasonably determines in its sole discretion that such termination of employment was at the behest of the acquiring entity.

         (t) "REORGANIZATION AGREEMENT AND PLAN OF MERGER" shall mean the
Reorganization Agreement and Plan of Merger among the Company, certain of its affiliates and other persons named therein dated as of even date herewith.

         (u) "REVALUATION DATE" shall mean each of the second, third and fourth anniversary dates of the Effective Date or, if any such anniversary date is not a Business Day, the next succeeding Business Day.

         (v) "SECURED OBLIGATIONS" shall mean the Liquidated Damages Amount and the Executive's obligations pursuant to Section 13(j) of this Agreement.

         (w) "SHARE VALUE" shall mean at any date of determination and for any
Shares, an amount equal to (i) the number of such Shares multiplied by (ii) the average closing price per Share for the most recent 20 trading days preceding the determination date, as published by or on The New York Stock Exchange or other principal stock exchange or quotation system on or through which Shares are then traded.

         (x) "SHARES" shall mean shares of common stock of the Company.

         (y) "TERMINATION OF EMPLOYMENT NOTICE" shall mean a notice delivered pursuant to Section 3 of this Agreement.

         (z) "TRANSFER RIGHTS AGREEMENT" shall mean the Transfer Rights
Agreement between the Company and Executive dated as of even date herewith.

         Section 2. Term of Employment. The term of the Executive's employment hereunder shall commence as of the date first above written (the "EFFECTIVE
DATE") and shall continue until the date (the "EMPLOYMENT TERMINATION DATE") on which the Executive's employment hereunder is terminated for any reason (such term, the "EMPLOYMENT TERM").

         Section 3. Notice of Termination. The Executive or Greenhill Fund may
terminate the Employment Term upon 90 days' prior written notice to the other party; provided, however, that such prior written notice shall not be required in the event of the Executive's termination of employment by reason of the

Executive's death or Disability; provided, further, however, that in the case of a termination of the Employment Term by Greenhill Fund, such termination of employment must be approved by the Compensation Committee.

         Section 4. Compensation.

         (a) Base Salary. During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall be paid an annualized Base
Salary of US $600,000 (or foreign currency equivalent), payable in semi-monthly installments. The Executive's Base Salary shall be subject to annual review by
Greenhill Fund.

         (b) Annual Bonus. During the Employment Term, subject to the
Executive's continued employment hereunder, the Executive may be awarded an annual bonus in an amount determined in the sole discretion of the Compensation
Committee.

         (c) Long-term Incentive Compensation. During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall be eligible to participate in any equity incentive plan for executives of
Greenhill Fund or the Company as may be in effect from time to time, in accordance with the terms of any such plan.

         Section 5. Employee Benefit Plans. During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall be eligible to participate in all employee retirement and welfare benefit plans and programs of the type made available to the Company's employees generally, in accordance with their terms and as such plans and programs may be in effect from time to time, including, without limitation, savings, profit-sharing and other retirement plans or programs, 401(k), medical, dental, flexible spending account, hospitalization, short-term and long-term disability and life insurance plans.

         Section 6. No Severance. The Executive shall not be entitled to any severance payments or benefits upon termination of the Employment Term.

         Section 7. Cooperation. The Executive agrees that upon termination of the Employment Term for any reason, the Executive shall cooperate with Greenhill
Fund as reasonably necessary in order to smoothly transition the Executive's client relationships.

         Section 8. Professional Code Of Conduct. As a condition to the
Executive's continuing employment hereunder, the Executive agrees to comply with
Greenhill Fund's professional code of conduct as in effect from time to time and further agrees to execute on an annual basis and at such additional times as
Greenhill Fund may reasonably request such code as set forth in the Company's

"Professional Conduct Manual" or other applicable manual or handbook of
Greenhill Fund or the Company or any of their respective subsidiaries as in effect from time to time. Notwithstanding the foregoing, the Executive agrees to execute such code to the extent the provisions therein are not inconsistent with the provisions of this Agreement.

         Section 9. Confidential Information. The Executive will not at any time
(whether during or after the Employment Term) disclose or use for the
Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than Greenhill Fund, the
Company and any of their respective subsidiaries or affiliates, any trade secrets, information, data, or other confidential or proprietary information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of Greenhill Fund or the Company, provided that the foregoing shall not apply to information which is not unique to Greenhill Fund or the Company or which is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. The Executive agrees that upon termination of the Employment Term for any reason, the
Executive or, in the event of the Executive's death, the Executive's heirs or estate at the request of Greenhill Fund or the Company, will return to Greenhill
Fund or the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Greenhill Fund, the Company and their affiliates, except that the Executive (or the Executive's heirs or estate) may retain personal notes, notebooks and diaries. The Executive further agrees that the Executive will not retain or use for the Executive's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of Greenhill Fund, the Company or their affiliates.

         Section 10. Non-competition.

         (a) The Executive acknowledges and recognizes the highly competitive nature of the businesses of Greenhill Fund, the Company and their affiliates.
The Executive further acknowledges and agrees that in connection with the transactions contemplated by the Reorganization Agreement and Plan of Merger,
and in the course of the Executive's subsequent employment with Greenhill Fund or its affiliates, the Executive has been and will be provided with access to sensitive and proprietary information about the clients, prospective clients, knowledge capital and business practices of Greenhill Fund, the Company or their affiliates, and has been and will be provided with the opportunity to develop relationships with clients, prospective clients, consultants, employees, representatives and other agents of Greenhill Fund, the Company or their affiliates, and the Executive further acknowledges that such proprietary information and relationships are extremely valuable assets in which Greenhill
Fund, the Company or their affiliates or any of their predecessors have invested and will continue to invest substantial time, effort and expense. Accordingly, the Executive agrees that during the Restriction Period, the Executive shall not, directly or indirectly, on the Executive's behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in, a Competitive Enterprise. For purposes of this Agreement, "COMPETITIVE ENTERPRISE" shall mean a business (or business unit) that (i) engages in any activity or (ii) owns or controls a significant interest in any entity that engages in any activity, that in either case, competes anywhere with any activity in which Greenhill Fund, the Company or any of their respective subsidiaries are engaged at the time of Executive's termination of employment under this Agreement. The activities covered by the previous sentence include, without limitation, investment banking financial advisory services and merchant banking and related services. Notwithstanding anything to the contrary in this Section 10, the foregoing provisions of this
Section 10 shall not prohibit the Executive's providing services to an entity having a stand-alone business unit which unit would, if considered separately for purposes of the definition of "Competitive Enterprise" hereunder, constitute such a Competitive Enterprise, provided the Executive is not providing services to such business unit and provided further that employment in a senior executive capacity of the business shall be deemed to be employment in the Competitive
Enterprise. Further, notwithstanding anything in this Section 10, the Executive shall not be construed to be in violation of this Section 10 solely by reason of owning, directly or indirectly, any stock or other securities of a Competitive
Enterprise (or comparable interest, including a voting or profit participation interest, in any such Competitive Enterprise) if the Executive's interest does not exceed 5% of the outstanding capital stock of such Competitive Enterprise
(or comparable interest, including a voting or profit participation interest, in such Competitive Enterprise).

         (b) The Executive acknowledges that Greenhill Fund, the Company or their affiliates is engaged in business throughout the United States and in various countries outside of the United States and that Greenhill Fund and the
Company intend to expand the geographic scope of their activities. Accordingly and in view of the nature of his position and responsibilities, the Executive agrees that the provisions of this Section 10 shall be applicable to each state and each foreign country, possession or territory in which Greenhill Fund, the
Company or their affiliates may be engaged in business during the Employment
Term.

         (c) The Executive agrees that in light of the Executive's education, skills, abilities and financial resources, the Executive will not assert, and it shall not be relevant nor admissible as evidence in any dispute arising under this Section 10, that any provisions of this Section 10 prevent the Executive from

earning a living or otherwise are or may be void or held unenforceable. In applying this Section 10, the wishes or preferences of a client or prospective client of Greenhill Fund, the Company or their affiliates as to who shall perform its services, or the fact that the client or prospective client of
Greenhill Fund, the Company or their affiliates may also be a client of a third party with whom the Executive is or becomes associated, shall neither be relevant nor admissible as evidence in any dispute arising under this Section
10.

         (d) The Executive shall remain subject to the restrictions of this
Section 10 until the expiration of the Restriction Period.

         Section 11. Nonsolicitation. The Executive agrees that during the
Employment Term and for a 12-month period thereafter, the Executive will not, directly or indirectly, for himself or on behalf of any third party at any time in any manner, solicit, entice, persuade, induce, request or otherwise cause any employee who is at the associate level or above, officer or agent of Greenhill
Fund, the Company or any of their affiliates to apply for, or accept employment with, any Competitive Enterprise, or to otherwise refrain from rendering services to Greenhill Fund or the Company or to terminate his or her relationship, contractual or otherwise, with Greenhill Fund or the Company or any of their affiliates, other than in response to a general advertisement or public solicitation not directed specifically to employees of Greenhill Fund, the Company or any of their affiliates.

         Section 12. Remedies Upon Breach and Liquidated Damages.

         (a) Damages. The Executive agrees that if the Executive were to breach any provision of Section 10 or 11 of this Agreement, Greenhill Fund and the
Company would suffer damages that are difficult to calculate and not readily ascertainable. Accordingly, in addition to and without limiting any remedies in law or in equity that may be available to Greenhill Fund or the Company for the breach of Sections 10 or 11 of this Agreement, including, without limitation, injunctive or other equitable relief, the Executive agrees that in the event of a breach by the Executive of Section 10 or 11 of this Agreement, the Executive shall pay the Company (or a designated affiliate) immediately following a determination by the Company of such breach and a written demand therefor, a cash payment as and for liquidated damages equal to the Liquidated Damages
Amount. The Executive acknowledges and agrees that the payment required by this
Section 12(a) is a reasonable forecast of the damages likely to result from such breach. The Executive further agrees that the payment of the Liquidated Damages
Amount shall not be construed as a release or waiver by Greenhill Fund or the
Company of the right to prevent the continuation of any such breach of Section
10 or 11 of this Agreement in equity or otherwise and shall not preclude or be construed to preclude Greenhill Fund or the Company from making a showing of irreparable injury or any other element that may be necessary to secure injunctive relief. The Executive acknowledges, understands and agrees that the payment obligation set forth in this Section 12(a) is not, and is not intended to be, a penalty of any kind.

         (b) Injunctive Relief. The Executive acknowledges and agrees that
Greenhill Fund's or the Company's remedy at law for any breach of the covenants contained in Sections 10 or 11 of this Agreement would be inadequate and that for any breach of such covenants, Greenhill Fund and the Company shall, in addition to other remedies as may be available to each at law or in equity, or as provided for in this Agreement, be entitled to an injunction, restraining order or other equitable relief, without the necessity of posting a bond, restraining the Executive from committing or continuing to commit any violation of the covenants. The Executive agrees that proof shall not be required, that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

         Section 13. Pledge in Connection With Secured Obligations.

         (a) Pledge. As collateral security for the full and timely payment of the Secured Obligations if and when payable, the Executive hereby assigns, pledges and grants a security interest in (i) the Covered Shares, (ii) all rights and privileges with respect to the Covered Shares, (iii) all income and profits thereon, (iv) all dividends, payments and other distributions with respect thereto and (v) all proceeds thereof and substitutions therefor
(collectively, the "COLLATERAL"). The Covered Shares are granted as security only and shall not subject Greenhill Fund or the Company to, or in any way affect or modify, any obligation or liability of the Executive with respect to any of the Executive's Collateral or any transaction in connection therewith.

         (b) Delivery and Maintenance of Collateral. On the Effective Date, the
Executive shall deliver to the Company certificates representing the Original
Covered Shares (together with undated stock powers signed in blank). No later than the fifth Business Day after each Revaluation Date, the Company shall determine the Share Value of the Executive's Covered Shares as of such
Revaluation Date and promptly notify the Executive thereof. If the Share Value of the Covered Shares then subject to this Section 13 exceeds the Required
Amount and no Default shall have occurred and be continuing, the Company shall release from the pledge hereunder that number of the Covered Shares having a
Share Value equal to the excess of the Share Value of the Covered Shares therefore subject to this Section 13 over the Required Amount (the Shares not so released from the pledge the "ADJUSTED COVERED SHARES").

         (c) Certificates. The certificates evidencing the Covered Shares shall remain in the physical custody of the Company or its designee at all times until
(i) the termination of the Restriction Period or (ii) in the event of the
Executive's

breach of Section 11 or 12 of this Agreement, the Executive's payment in full of the Secured Obligations.

         (d) Remedies of a Secured Party.

                  (i) This Agreement constitutes a security agreement for
         purposes of the Uniform Commercial Code in all relevant jurisdictions.
         Upon the nonpayment of the Secured Obligations when due under this
         Agreement (a "DEFAULT"), the Company shall have all the rights and remedies of a secured party provided in the Uniform Commercial Code in force in New York.

                  (ii) If a Default shall have occurred and be continuing, the
         Company shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral, and the Executive shall take all such action as the Company may deem necessary or appropriate to give effect to such right.

                  (iii) If a Default shall have occurred and be continuing, the
         Company shall have the right to the extent permitted by law, and the
         Executive shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Covered Shares with the same force and effect as if the Company were the absolute and sole owner thereof.

                  (iv) If the Company is required by law to provide notice of a proposed sale or other disposition of the Collateral, such notice shall be deemed reasonable and proper if given not less than ten days' prior to any such sale or other disposition. The Company and the Executive agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

                  (v) If a Default shall have occurred and be continuing, the
         Company shall first exercise its rights with respect to the Collateral under this Section 13 before seeking any other remedy at law that may be available to the Company. Notwithstanding the preceding sentence, the Company shall remain entitled to seek an injunction, restraining order or other equitable relief in accordance with Section 12(b) of this Agreement at any time a Default shall have occurred and be continuing.

         (e) Perfection of Security Interest. The Executive agrees that the
Executive will, at the Company's expense and in such manner and form as the
Company may reasonably require, execute, deliver, file and record any financing

                                       10

statement, specific assignment or other paper and take any other action that may be reasonably necessary or desirable, or that the Company may reasonably request, in order to create, preserve, perfect or validate any security interest or to enable the Company to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the
Executive hereby authorizes the Company to execute and file, in the name of the
Executive or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Company in its sole discretion may deem necessary or appropriate to further perfect its security interest in the Collateral.

         (f) Record Transfer of Covered Shares. If a Default has occurred, the
Company may, in its sole discretion, cause any or all of the Covered Shares to be transferred of record into the name of the Company or its nominee. The
Executive will promptly give to the Company copies of any notices or other communications received by him with respect to Shares registered in the name of the Executive (other than from the Company), and the Company will promptly give to the Executive copies of any notices and communications received by the
Company with respect to Covered Shares registered in the name of the Company or its nominee.

         (g) Dividends, etc. With Respect to Collateral. Unless a Default shall have occurred and be continuing, the Executive shall have the right, from time to time, to receive and retain all cash dividends, interest and other payments and distributions made upon or with respect to the Collateral and to vote and to give consents, ratifications and waivers with respect to the Covered Shares, and the Company shall deliver to the Executive or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Covered Shares which is registered in the name of the Company or its nominee as shall be specified in such request and be in form and substance satisfactory to the Company.

         (h) Appointment as Attorney-in-Fact. The Executive hereby irrevocably appoints the Company its true and lawful attorney, with full power of substitution, in the name of the Executive, the Company or otherwise, for the sole use and benefit of the Company, to the extent permitted by law to exercise, at any time and from time to time while a Default has occurred and is continuing, all or any of the following powers with respect to all or any of the
Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all monies due to become due upon or by virtue thereof,

                  (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                                       11

                  (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Company were the absolute owner thereof, and

                  (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

         (i) Additional Liens on Collateral. The Executive covenants and agrees that in the event that any of the Collateral shall become subject to any lien or security interest other than the lien and security interest in favor of the
Company created hereunder, or the lien on and security interest in the
Collateral in favor of the Company created hereunder shall cease to be a first priority perfected security interest in and lien on any of such Collateral except pursuant to a release herein contemplated, the Executive will promptly take whatever reasonable action may be necessary and requested by the Company to release such other liens or security interests or to restore the Company's lien on and security interest in the Collateral as a first priority perfected security interest or lien, as the case may be. The Executive acknowledges that money damages would not be a sufficient remedy for the breach of the Executive's covenant in this paragraph and that, in addition to all other remedies that may be available, the Company shall be entitled to specific performance as a remedy for any such breach.

         (j) Enforcement Expenses. The Executive agrees that the Executive will forthwith upon demand pay to the Company the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Company may incur in connection with
(i) the enforcement of this Section 13, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any security interest, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Company of any of the rights conferred upon it under this Section 13 or (iv) any Default; provided that in no event shall the total amount collected pursuant to this paragraph exceed the value of the Collateral.

         (k) Termination of Security Interest. Upon the termination of the
Restriction Period or the payment in full of the Secured Obligations, the security interests created hereby shall terminate and all rights to the
Collateral shall revert to the Executive and the Company shall, at the expense of the Executive, take all actions which may reasonably be requested by the
Executive to reflect the termination of such security interest.

         Section 14. Enforceability. In the event any of the provisions of
Sections 9, 10, 11, 12 or 13 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason

                                       12

to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

         Section 15. Termination of Agreement. This Agreement shall terminate upon the termination of the Employment Term, provided, however, that Sections 7,
9, 10, 11, 12, 13, 14, 18 and 19 of this Agreement, to the extent applicable, shall survive and remain in effect notwithstanding the termination of the
Employment Term or a breach by Greenhill Fund, the Company or the Executive of any other term of this Agreement.

         Section 16. Entire Agreement. This Agreement and the Transfer Rights
Agreement contain the entire understanding and agreement among, Greenhill Fund the Company and the Executive concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among, Greenhill Fund the Company and the
Executive with respect thereto.

         Section 17. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the
Executive and an authorized officer of each of Greenhill Fund and the Company.
No waiver by Greenhill Fund, the Company or the Executive of any breach by any other party to this Agreement of any condition or provision contained in this
Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of each of Greenhill Fund and the Company, as the case may
be. No failure or delay by Greenhill Fund, the Company or the Executive in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof.

         Section 18. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

         Section 20. Notices. All notices and other communications required or permitted hereunder shall be in writing (including facsimile transmission and, if an electronic mail ("E-MAIL") address is given below, e-mail transmission, so long as acknowledgement of receipt of such e-mail is requested and received) and shall be deemed given,

                                       13

         if to Greenhill Fund or to the Company to:

                  Greenhill & Co., Inc.
                  300 Park Avenue
                  New York, New York 10022
                  Attention: [     ]
                  Fax:  212-389-1700

         with a copy to:

                   Davis Polk & Wardwell
                   450 Lexington Avenue
                   New York, New York  10017
                   Attention:
                   Facsimile No.: (212) 450-3800
                   E-mail:

         if to the Executive:

                  [Name of Executive]
                  [address]
                  Attention:
                  Fax:
                  E-mail:

or such other address or facsimile number (or e-mail address) as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.
Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         Section 21. Withholding Taxes. Greenhill Fund may withhold from any and all amounts payable under this Agreement such federal, state, local and other applicable taxes as may be required to be withheld pursuant to any applicable law or regulation.

         Section 22. Headings. The headings of the sections contained in this
Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                                       14

         Section 23. Counterparts. This Agreement may be executed in two or more counterparts.

                                       15

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        [EXECUTIVE]

                                        ------------------------------

                                        GREENHILL FUND MANAGEMENT CO., LLC

                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                        GREENHILL & CO., INC.

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: